Redfin First-Quarter 2020 Revenue up 73% Year-over-Year to $191 Million

SEATTLE - May 7, 2020 - Redfin Corporation (NASDAQ: RDFN) today announced financial results for the first quarter ended March 31, 2020. All financial measures, unless otherwise noted, are presented on a GAAP basis and include stock-based compensation as well as depreciation and amortization expenses.

Revenue increased 73% year-over-year to $191 million during the first quarter. Gross profit was $13 million, an increase of 368% from $3 million in the first quarter of 2019. Real estate services gross profit was $15 million, an increase of 195% from $5 million in the first quarter of 2019. Real estate services gross margin was 14%, compared to 6% in the first quarter of 2019. Operating expenses were $70 million, flat from $70 million in the first quarter of 2019. Operating expenses were 37% of revenue, down from 64% in the first quarter of 2019.

Net loss was $60 million, compared to net loss of $67 million in the first quarter of 2019. Stock-based compensation was $7.2 million, up from $6.4 million in the first quarter of 2019. Depreciation and amortization was $3.3 million, up from $1.6 million in the first quarter of 2019. Interest income was $1.1 million and interest expense was $2.4 million, compared to $2.3 million and $2.1 million, respectively, in the first quarter of 2019.

Net loss per share, basic and diluted, was $0.64, compared to net loss per share, basic and diluted, of $0.74 in the first quarter of 2019.

“Real estate commerce has probably virtualized itself more in the past two months than it had in the prior 20 years,” said Redfin CEO Glenn Kelman. “This makes Redfin’s technology advantage over other brokers more important than ever. But what matters most isn’t what we built prior to this pandemic; it’s how we’ve reacted since. We were the first major broker to encourage homebuyers to tour homes via video-chat, on March 3; the first to warn the public of a possible housing-market downturn, on March 4; the first to cancel all open houses to protect public health, on March 16; and the first to offer homebuyers self-service access to the listings being sold by our customers, on April 23. And there are still so many firsts ahead of us. The reason we’re working so hard is to bring back all the colleagues and friends we lost in our April furlough.”

First Quarter Highlights

•	Reached market share of 0.93% of U.S. existing home sales by value in the first quarter of 2020, an increase of 0.10 percentage points from the first quarter of 2019.(1)

•
Saved homebuyers and sellers over $30 million in the first quarter of 2020. This includes the savings Redfin offers buyers through the Redfin Refund and sellers through Redfin’s lower listing fee when compared to a 2.5% listing commission typically charged by traditional agents.

•
Launched Redfin Premier, a luxury service offering enhanced local and international marketing, as well as high-end photography and branding for million-dollar homes. The program was introduced in Austin, Boston, Chicago, Denver, Hawaii, Maryland, Orange County, Portland, Sacramento, San Diego and Northern Virginia and will be expanded to other markets over time.

•	Expanded the brokerage’s national footprint by launching agent service in Flagstaff, AZ.

COVID-19 Actions
Redfin took swift action to respond to COVID-19 and prepare the business to weather the associated economic decline, while strengthening its long-term competitive advantage as the leading technology-powered residential real estate company:

•
As soon as cases of COVID-19 were being reported in the Seattle area, the company instituted new policies to safeguard the health of Redfin customers and employees. Starting March 4, Redfin directed all employees in its Seattle office to work from home and asked employees across all of its other offices to follow suit beginning March 5.

•
Starting on March 4, Redfin began publishing weekly reports on the impact of COVID-19 on the housing market, real estate listing activity, sales and homebuyer demand, providing transparent information and the latest data to its agents and customers.

•	Established a company-wide COVID-19 response team to monitor all state and local government orders and provide real-time guidance to employees.

•
Pivoted its strategic priorities and business operations, including temporarily pausing making offers for homes through RedfinNow and shifting engineering focus to building software for the virtual brokerage.

•	Raised $110 million through the sale of capital stock to Durable Capital Partners LP.

•	Rapidly expanded its virtual brokerage capabilities and software in response to health and safety concerns and stay at home orders. Specifically:

◦
Updated its website and mobile application to highlight virtual services and allow customers to request a live video chat tour with a Redfin agent with one click. The software also lets the customer select their preferred video chat application and provides market-specific messages and touring options based on local ordinances. For the week ended May 2, 27% of Redfin tour requests were for video tours.

◦	Increased the prominence and visibility of 3D Virtual Walkthroughs on all Redfin listings.

◦	Encouraged customers to take advantage of the digital closing capabilities of Redfin Mortgage and Title Forward in markets where the law allows them.

•	Cut executive compensation and bonuses, eliminated bonuses for headquarters employees and temporarily cut headquarters salaries between 10% and 15%.

•	In April, reduced its number of employees by approximately 400 people, which represented approximately 10% of employees, and placed approximately an additional 1,000 employees on furlough.

•
In response to strengthening homebuying demand in late April, began to unwind some of the actions taken in March and early April. RedfinNow will resume making offers on homes in select markets in May. The company also plans to resume television advertising with new ads in select markets, and in early May, asked approximately 135 employees to return from furlough to serve renewed homebuying demand.

(1) We calculate the aggregate value of U.S. home sales by multiplying the total number of U.S. existing home sales by the mean sale price of these homes, each as reported by the National Association of REALTORS®. We calculate our market share by aggregating the home value of brokerage and partner real estate services transactions. Then, in order to account for both the sell- and buy-side components of each transaction, we divide that value by two-times the estimated aggregate value of U.S. home sales.

Business Outlook
The following forward-looking statements reflect Redfin's expectations as of May 7, 2020, and are subject to substantial uncertainty.

For the second quarter of 2020 we expect:

•
Total revenue between $179 million and $189 million, representing a year-over-year decrease between 9% and 4% compared to the second quarter of 2019. Properties segment revenue between $61 million and $65 million is included in the guidance provided.

•
Net loss between $26 million and $21 million, compared to net loss of $13 million in the second quarter of 2019. This guidance includes approximately $7.0 million of expected stock-based compensation and $3.5 million of expected depreciation and amortization. The guidance also contains approximately $4.4 million of severance costs and $3.7 million of furlough costs, both including benefits.

Conference Call
Redfin will webcast a conference call to discuss the results at 1:30 p.m. Pacific Time today. The webcast will be open to the public at http://investors.redfin.com. The webcast will remain available on the investor relations website for at least three months following the conference call.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, including our future operating results, as described under Business Outlook, and expansion of our Redfin Premiere service offering. We believe our expectations related to these forward-looking statements are reasonable, but actual results may turn out to be materially different. For factors that could cause actual results to differ materially from the forward-looking statements in this press release, please see the risks and uncertainties identified under the heading "Risk Factors" in our annual report for the year ended December 31, 2019, as supplemented by our quarterly report for the quarter ended March 31, 2020, both of which are available on our Investor Relations website at http://investors.redfin.com and on the SEC website at www.sec.gov. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances.

About Redfin
Redfin (www.redfin.com) is a technology-powered residential real estate company. Founded by software engineers, we run the country's #1 most-visited brokerage website and offer a host of online tools to consumers, including the Redfin Estimate. We represent people buying and selling homes in over 90 markets in the United States and Canada. Our mission is to redefine real estate in the consumer’s favor. In a commission-driven industry, we put the customer first. We do this by pairing our own agents with our own technology to create a service that is faster, better, and costs less. Since our launch in 2006 through 2019, we have helped customers buy or sell more than 235,000 homes worth more than $115 billion.

Redfin may post updates about COVID-19's impact on the U.S. residential real estate industry or its business on its company blog at www.redfin.com/blog/coronavirus-housing-market-news. We encourage investors and others interested in our company to review and subscribe to the information we post on our company blog, as some of the information may be material.

Redfin-F

Contacts

Investor Relations
Elena Perron, 206-576-8610
ir@redfin.com

Public Relations

Mariam Sughayer, 206-876-1322
press@redfin.com

Redfin Corporation and Subsidiaries
Consolidated Statements of Comprehensive Loss
(in thousands, except share and per share amounts, unaudited)

	Three Months Ended March 31,
	2020	2019
Revenue
Service	$111,478	$88,768
Product	79,517	21,373
Total revenue	190,995	110,141
Cost of revenue(1)
Service	98,368	84,395
Product	79,748	22,993
Total cost of revenue	178,116	107,388
Gross profit	12,879	2,753
Operating expenses
Technology and development(1)	20,274	15,556
Marketing(1)	25,708	33,201
General and administrative(1)	24,327	21,448
Total operating expenses	70,309	70,205
Loss from operations	(57,430)	(67,452)
Interest income	1,103	2,316
Interest expense	(2,444)	(2,136)
Other income (expense), net	(1,346)	92
Net loss	$(60,117)	$(67,180)
Net loss per share attributable to common stock—basic and diluted	$(0.64)	$(0.74)
Weighted average shares of common stock—basic and diluted	93,442,706	90,610,416

Other comprehensive income
Net loss	$(60,117)	$(67,180)
Foreign currency translation adjustments	(25)	1
Unrealized gain on available-for-sale securities	559	—
Total comprehensive loss	$(59,583)	$(67,179)

(1) Includes stock-based compensation as follows:

	Three Months Ended March 31,
	2020	2019
Cost of revenue	$1,638	$1,465
Technology and development	3,648	2,656
Marketing	375	286
General and administrative	1,550	1,999
Total	$7,211	$6,406

Redfin Corporation and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share amounts, unaudited)

	March 31, 2020	December 31, 2019
Assets
Current assets
Cash and cash equivalents	$213,940	$234,679
Restricted cash	16,772	12,769
Short-term investments	75,049	70,029
Accounts receivable, net	21,821	19,223
Inventory	70,649	74,590
Loans held for sale	44,321	21,985
Prepaid expenses	9,555	14,822
Other current assets	5,243	3,496
Total current assets	457,350	451,593
Property and equipment, net	40,496	39,577
Right-of-use assets, net	49,972	52,004
Long-term investments	26,711	30,978
Goodwill and intangibles, net	11,382	11,504
Other non-current assets	8,923	10,557
Total assets	$594,834	$596,213
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$2,909	$2,122
Accrued liabilities	58,456	38,022
Other payables	11,717	7,884
Warehouse credit facilities	42,586	21,302
Secured revolving credit facility	8,901	4,444
Current lease liabilities	11,533	11,408
Total current liabilities	136,102	85,182
Non-current lease liabilities	57,254	59,869
Convertible senior notes, net	121,292	119,716
Total liabilities	314,648	264,767
Commitments and contingencies
Stockholders’ equity
Common stock—par value $0.001 per share; 500,000,000 shares authorized; 93,957,774 and 93,001,597 shares issued and outstanding, respectively	94	93
Additional paid-in capital	591,421	583,097
Accumulated other comprehensive income	575	42
Accumulated deficit	(311,904)	(251,786)
Total stockholders’ equity	280,186	331,446
Total liabilities and stockholders’ equity	$594,834	$596,213

Redfin Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Three Months Ended March 31,
	2020	2019
Operating Activities
Net loss	$(60,117)	$(67,180)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,307	1,637
Stock-based compensation	7,211	6,406
Amortization of debt discount and issuance costs	1,730	1,507
Non-cash lease expense	2,254	1,216
Impairment costs	1,420	—
Other	(989)	—
Change in assets and liabilities:
Accounts receivable, net	(2,598)	(890)
Inventory	3,941	(15,612)
Prepaid expenses and other assets	3,409	1,441
Accounts payable	514	14,848
Accrued liabilities and other payables	20,626	21,764
Lease liabilities	(2,693)	(1,459)
Origination of loans held for sale	(132,697)	(49,850)
Proceeds from sale of loans originated as held for sale	111,233	39,015
Net cash used in operating activities	(43,449)	(47,157)
Investing activities
Purchases of property and equipment	(3,406)	(3,151)
Purchases of investments	(33,267)	—
Sales of investments	31,608	—
Maturities of investments	1,597	—
Net cash used in investing activities	(3,468)	(3,151)
Financing activities
Proceeds from the issuance of shares resulting from employee equity plans	4,103	3,732
Tax payments related to net share settlements on restricted stock units	(3,307)	(818)
Borrowings from warehouse credit facilities	131,310	48,557
Repayments to warehouse credit facilities	(110,025)	(38,097)
Borrowings from secured revolving credit facility	11,854	—
Repayments to secured revolving credit facility	(7,398)	—
Other payables—deposits held in escrow	3,684	3,968
Principal payments for finance lease obligations	(15)	—
Net cash provided by financing activities	30,206	17,342
Effect of exchange rate changes on cash and cash equivalents	(25)	—
Net change in cash, cash equivalents, and restricted cash	(16,736)	(32,966)
Cash, cash equivalents, and restricted cash:
Beginning of period	247,448	439,055
End of period	$230,712	$406,089

Redfin Corporation and Subsidiaries
Supplemental Financial Information and Business Metrics
(unaudited)

	Three Months Ended
	Mar. 31, 2020	Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sep. 30, 2018	Jun. 30, 2018	Mar. 31, 2018
Monthly average visitors (in thousands)	35,519	30,595	35,633	36,557	31,107	25,212	29,236	28,777	25,820
Real estate services transactions
Brokerage	10,751	13,122	16,098	15,580	8,435	9,822	12,876	12,971	7,285
Partner	2,479	2,958	3,499	3,357	2,125	2,749	3,333	3,289	2,237
Total	13,230	16,080	19,597	18,937	10,560	12,571	16,209	16,260	9,522
Real estate services revenue per transaction
Brokerage	$9,520	$9,425	$9,075	$9,332	$9,640	$9,569	$9,227	$9,510	$9,628
Partner	2,535	2,369	2,295	2,218	2,153	2,232	2,237	2,281	2,137
Aggregate	8,211	8,127	7,865	8,071	8,134	7,964	7,790	8,048	7,869

Aggregate home value of real estate services transactions (in millions)	$6,098	$7,588	$9,157	$8,986	$4,800	$5,825	$7,653	$7,910	$4,424
U.S. market share by value	0.93%	0.94%	0.96%	0.94%	0.83%	0.81%	0.85%	0.83%	0.73%
Revenue from top-10 Redfin markets as a percentage of real estate services revenue	61%	62%	63%	64%	64%	66%	66%	68%	66%
Average number of lead agents	1,826	1,526	1,579	1,603	1,503	1,419	1,397	1,415	1,327

Redfin Corporation and Subsidiaries
Supplemental Financial Information
(unaudited, in thousands)

	Three Months Ended March 31,
	2020	2019
Real estate services revenue
Brokerage revenue	$102,351	$81,314
Partner revenue	6,285	4,576
Total real estate services revenue	108,636	85,890
Properties revenue	79,098	21,373
Other revenue	4,250	3,047
Intercompany eliminations	(989)	(169)
Total revenue	$190,995	$110,141

Cost of revenue
Real estate services	$93,562	$80,784
Properties	79,299	22,993
Other	6,244	3,780
Intercompany eliminations	(989)	(169)
Total cost of revenue	$178,116	$107,388

Gross profit by segment
Real estate services	$15,074	$5,106
Properties	(201)	(1,620)
Other	(1,994)	(733)
Total gross profit	$12,879	$2,753

Gross margin (percentage of revenue)
Real estate services	13.9%	5.9%
Properties	(0.3)	(7.6)
Other	(46.9)	(24.1)
Total gross margin	6.7	2.5